AMENDMENT ONE
                                     TO THE
                            SCOTTISH RE GROUP LIMITED
                     2004 EQUITY INCENTIVE COMPENSATION PLAN

     The Board of Directors of Scottish Re Group Limited has amended the 2004 Equity Incentive Compensation Plan (the "Plan") as follows:


1. Paragraph 6 of the Plan, subparagraph (e), is amended in its entirety to read as follows:

          Each grant shall specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control of the Company or in the event of any other similar transaction or event. Unless otherwise provided in the Participant's Award Agreement, Stock Options shall become exercisable in three equal annual installments, commencing on the first anniversary of the Date of Grant.


     All provisions of the Plan not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.